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                                                                    EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Forseon Corporation:

     We consent to the use of our report dated September 18, 1998, except for note 9 which is as of March 25, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Los Angeles, California
June 18, 1999